EXHIBIT 21


                       SUBSIDIARIES OF STANHOME INC.

                                    Jurisdiction        Other Names Under
 Name                               of Organization     Which Business is Conducted

 Collector Appreciation, Inc.          Delaware

 Cosmhogar, S.A.                       Spain

 Enesco Corporation                    Ohio             The Back Door Store
                                                        Via Vermont
 Enesco European Giftware Group
    Limited                            England

 Enesco France, S.A.                   France

 Enesco Import GmbH                    Germany

 Enesco International Ltd.             Delaware

 Enesco International (H.K)
    Limited                            Hong Kong

 Enesco Worldwide Holdings, Inc.       Delaware

 N.C. Cameron & Sons Limited           Ontario, Canada

 Stanhome Capital, Inc.                Delaware

 Stanhome European Development
    Center, S.A.                       Spain

 Stanhome plc                          England

 Stanhome Worldwide Direct
    Selling Group, Inc.                Delaware

 Via Vermont, S.A. de C.V.             Mexico




 All of the above-listed subsidiaries are included in the Company's consolidated financial statements for all of both 1996 and 1997, except for Enesco France, S.A.(previously Permis de Construire S.A.), which was acquired in March, 1996.